Exhibit 99.1

Dynavax Enters Exclusive License Agreement for Vaxart’s Novel Oral COVID-19 Vaccine Program

●	Collaboration positioned to leverage Vaxart’s oral vaccine platform and Dynavax’s commercial experience to address the long-term need for easily administered COVID-19 vaccine options
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Vaxart to continue leading and funding development through Phase 2b completion and End of Phase 2 meeting with FDA; Dynavax to receive exclusive, worldwide license and right to assume responsibility for continued clinical development and commercialization following Phase 2b clinical development

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Vaxart will receive a $25 million upfront payment and a $5 million equity investment from Dynavax, along with additional potential milestone-based payments and royalties contingent on Dynavax advancing the program post-Phase 2b data readout

Emeryville and South San Francisco, CA. November 5, 2025. Dynavax Technologies Corporation (Nasdaq: DVAX), a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines, and Vaxart, Inc. (OTCQX: VXRT), a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform, today announced that they have entered into an exclusive, worldwide license and collaboration agreement for Vaxart’s investigational oral COVID-19 vaccine candidate.

Vaxart's investigational oral vaccine candidate has a novel mechanism of action and delivery method relative to commercially available COVID-19 vaccines. The oral delivery approach is believed to induce mucosal immunity at respiratory tract entry points, potentially reducing infection, transmission and severity of disease. The oral vaccine delivery format has the potential to significantly improve patient acceptance, simplify distribution without cold chain requirements, and expand the accessibility and public health impact of COVID-19 vaccination.

Under the terms of the agreement, Dynavax will pay Vaxart an upfront license fee of $25 million and make a $5 million equity investment in Vaxart and receive an exclusive, worldwide license to develop and commercialize oral COVID-19 vaccines based on Vaxart’s delivery platform. Vaxart will retain full operational and financial responsibility for the oral COVID-19 vaccine program through the completion of the ongoing Phase 2b clinical trial and the subsequent End of Phase 2 (EOP2) meeting with the U.S. Food and Drug Administration (FDA). After receiving the data from the Phase 2b clinical trial, Dynavax has the right – but not the obligation – to elect whether to assume future clinical development of Vaxart’s oral COVID-19 vaccine program. Dynavax has also agreed to make an additional payment to Vaxart should Dynavax elect to assume responsibility for the program, and also pay potential regulatory and commercial milestones payments and royalties on potential future net sales.

“This collaboration exemplifies our disciplined approach to external innovation and long-term value creation. COVID-19 continues to cause significant levels of severe illness, hospitalization, and death each year. Vaxart’s oral vaccine candidate represents what we believe is a differentiated and potentially transformative approach to improve protection, and reduce local and systemic adverse events with needle-free delivery,” said Ryan Spencer, Chief Executive Officer of Dynavax. “The agreement provides us with an exclusive license to a novel program while limiting our overall committed financial obligations. This gives Dynavax the opportunity to evaluate Phase 2b data before further committing to invest in late-stage development. This phased approach complements the strong growth trajectory of HEPLISAV-B and aligns with our commitment to building a diversified, sustainable vaccine portfolio.”

Vaxart’s oral COVID-19 vaccine program is based on its proprietary VAAST™ (Vector-Adjuvant-Antigen Standardized Technology) platform, designed to deliver vaccines in a room-temperature stable pill. Unlike traditional injectable vaccines, oral pill vaccines may offer a needle-free, easy-to-administer alternative that could improve vaccine access, compliance, and global distribution. Vaxart’s oral vaccine candidates are designed to generate broad and durable immune responses, including systemic, mucosal, and T cell responses, which may enhance protection against certain infectious diseases, such as COVID-19.

“We are excited to partner with Dynavax. This agreement provides a clear and well-funded path forward for our oral vaccine platform in COVID-19,” said Steven Lo, Chief Executive Officer of Vaxart. “Dynavax’s investment and late-stage expertise provide critical support for our technology. We are confident in our ability to complete the ongoing Phase 2b trial, and look forward to delivering a robust data package that could unlock the full potential of this collaboration and demonstrate the value of our oral vaccine platform.”

In the ongoing Phase 2b clinical program, Vaxart is conducting a randomized, double-blind, multi-center trial comparing its oral COVID-19 vaccine candidate against an FDA-approved mRNA COVID-19 injectable vaccine in adults previously immunized against COVID-19. The primary endpoint is the relative efficacy of Vaxart’s candidate compared to the mRNA comparator for the prevention of symptomatic disease, with the primary efficacy analysis to be performed once all participants have either discontinued or completed a 12-month post-vaccination visit. Over this 12-month follow-up period, the trial will also assess safety and tolerability and measure both systemic and mucosal immunogenicity. This Phase 2b trial has completed its enrollment of approximately 5,400 participants, and topline data results are expected in late 2026. This ongoing Phase 2b trial is funded under a contract between Vaxart and Advanced Technology International, the Rapid Response Partnership Vehicle’s Consortium Management Firm funded by BARDA (the U.S. Biomedical Advanced Research and Development Authority) as part of Project NextGen.

Under the terms of the license agreement:

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Dynavax will pay Vaxart an upfront license fee of $25 million and make a $5 million equity investment in Vaxart at a per share price premium to market pursuant to the terms of a securities purchase agreement;

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Dynavax will receive an exclusive, worldwide license to develop and commercialize oral COVID-19 vaccines based on Vaxart’s delivery platform. Vaxart will retain full operational and financial responsibility for the oral COVID-19 vaccine program through the completion of the ongoing Phase 2b clinical trial and the subsequent EOP2 meeting with the FDA;

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In addition, after receiving the results of the Phase 2b clinical trial, Dynavax will pay an additional fee of $50 million to Vaxart, unless Dynavax, in its sole discretion, elects not to assume responsibility for continued clinical development of the oral COVID-19 vaccine program (in which case, the license agreement will terminate); and

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In addition, if Dynavax elects to assume responsibility for the continued development of the oral COVID-19 program, Vaxart may be entitled to receive up to $195 million in potential future regulatory milestone payments, up to $425 million in potential future net sales milestone payments, and tiered royalties at rates in the low-to-mid teens on potential future net sales of oral COVID-19 vaccines.

About Vaxart
Vaxart is a clinical-stage biotechnology company developing a range of oral recombinant vaccines based on its proprietary delivery platform. Vaxart vaccines are designed to be administered using pills that can be stored and shipped without refrigeration and eliminate the risk of needle-stick injury. Vaxart believes that its proprietary pill vaccine delivery platform is suitable to deliver recombinant vaccines, positioning the company to develop oral versions of currently marketed vaccines and to design recombinant vaccines for new indications. Vaxart’s development programs currently include pill vaccines designed to protect against coronavirus, norovirus and influenza, as well as a therapeutic vaccine for human papillomavirus (HPV), Vaxart’s first immune-oncology indication. Vaxart has filed broad domestic and international patent applications covering its proprietary technology and creations for oral vaccination using adenovirus and TLR3 agonists.

Vaxart Note Regarding Forward-Looking Statements

This press release contains forward-looking statements about Vaxart’s investigational oral COVID-19 vaccine candidate and the collaboration between with Dynavax for Vaxart’s oral vaccine program, including their potential benefits, timing and results of the Phase 2b clinical trial and EOP2 meeting with the FDA, and the subsequent and continued clinical development of the foregoing vaccine candidate, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Various important factors could cause actual results or events to differ materially from the forward-looking statements that we make, including uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement, and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates, and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from the clinical studies; decisions by regulatory authorities impacting labeling, manufacturing processes, and safety that could affect the availability or commercial potential of Vaxart’s oral COVID-19 vaccine candidate, including the possibility that Vaxart’s product candidates may not be approved by the FDA or non-U.S. regulatory authorities and that, even if approved by the FDA or non-U.S. regulatory authorities, Vaxart’s COVID-19 vaccine candidate may not achieve broad market acceptance; whether Vaxart’s collaboration with Dynavax will be successful; whether Dynavax will elect to assume responsibility for continued clinical development of Vaxart’s oral COVID-19 vaccine program; and competitive developments.

A further description of risks and uncertainties can be found in Vaxart’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and in its subsequent reports on Form 10-Q, including in the sections thereof captioned “Risk Factors,” as well as in its subsequent reports on Form 8-K, all of which are filed with the U.S. Securities and Exchange Commission and available at www.sec.gov and www.vaxart.com. The information contained in this release is as of November 5, 2025. Vaxart does not assume any obligation to update any forward-looking statements, except as required by law.

About Dynavax

Dynavax is a commercial-stage biopharmaceutical company developing and commercializing innovative vaccines to help protect the world against infectious diseases. Dynavax has two commercial products, HEPLISAV-B® vaccine [Hepatitis B Vaccine (Recombinant), Adjuvanted], which is approved in the U.S., the European Union and the United Kingdom for the prevention of infection caused by all known subtypes of hepatitis B virus in adults 18 years of age and older, and CpG 1018® adjuvant, currently used in HEPLISAV-B and multiple adjuvanted COVID-19 vaccines. For more information about Dynavax’s marketed products and development pipeline, visit www.dynavax.com.

Dynavax Note Regarding Forward-Looking Statements

This press release contains "forward-looking" statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to a number of risks and uncertainties. All statements that are not historical facts are forward-looking statements. Forward-looking statements can generally be identified by the use of words such as “believe,” “continue,” “could,” “expect,” “will,” “may,” “potential” and similar expressions, or the negatives thereof, or they may use future dates. Forward-looking statements made in this document include statements regarding the clinical and commercial potential of Vaxart’s oral COVID-19 vaccine program, including benefits of the oral delivery approach, the expected timing of completion of Vaxart’s Phase 2b clinical trial and subsequent EOP2 meeting with FDA, expectations regarding the Phase 2b clinical trial results and the outcome of the EOP2 meeting, and potential benefits of Dynavax’s license to Vaxart’s oral COVID-19 vaccine program and Dynavax’s collaboration with Vaxart . Actual results may differ materially from those set forth in this press release due to the risks and uncertainties inherent in Dynavax’s business, including risks related to the timing of completion and availability of results of the Phase 2b clinical trial, risks related to the timing and outcome of the FDA EOP2 meeting, risks related to obtaining and maintaining regulatory approvals, and risks related to Dynavax’s ability to realize potential benefits of the license and collaboration with Vaxart and Dynavax’s ability to demonstrate the value of Vaxart’s oral vaccine technology, as well as other risks detailed in the "Risk Factors" section of its Quarterly Report on Form 10-Q for the three months ended September 30, 2025 and periodic filings made thereafter, as well as discussions of potential risks, uncertainties and other important factors in its other filings with the U.S. Securities and Exchange Commission. These forward-looking statements are made as of the date hereof, are qualified in their entirety by this cautionary statement and Dynavax undertakes no obligation to revise or update information herein to reflect events or circumstances in the future, even if new information becomes available. Information on Dynavax's website at www.dynavax.com is not incorporated by reference in its current periodic reports with the SEC.

Dynavax Media and Investor Relations:

Paul Cox

Dynavax

pcox@dynavax.com

510-665-0499

Vaxart Media and Investor Relations:

Matt Steinberg

FINN Partners

IR@vaxart.com

646-871-8481